                                                                   Exhibit 10.21

      The following is an agreement effective March 28, 1997 between The Delicious Frookie Company, Inc. ("D/F"), 2720 River Road, Suite 126, Des Plaines, Illinois 60018, and Old Colony Baking Company, Inc. ("OCB"), Box 1461 Northbrook, Illinois 60065-1461, for the exclusive rights to manufacture, have manufactured and distribute "D/F" products in Single Serve Channel of Distribution ("SSCD") packaging.

1. "OCB" will be designated as the exclusive agent for "D/F" in the "SSCD" for a period of three (3) years (Initial three (3) year Agreement, ("IA")) with two (2) additional three (3) year option periods ("OP1"), ("OP2"). These option periods, treated separately, shall be predicated on the ability of "OCB" to meet specified performance objectives ("PO").

            (a) See Schedule 1 for the "PO" that must be attained in the "IA" to exercise "OP1". If the "PO" for the "IA" are met, "OPI" must be offered to "OCB", unless there is an outstanding breach of the terms of the agreement, which "OCB" has not corrected and for which notice was given.

            (b) The "PO" for "OP1" that will determine if "OP2" must be offered to "OCB" will be mutually established by "D/F" and "OCB" in the last year of the "IA". If the established "PO" are met in "OP1", then "OP2" must be offered to "OCB".

            (c) If "OCB" exercises any of the option periods, it will give notice to "D/F" of its exercise, in writing, no less than (120) days prior to the end of the corresponding "IA" or "OP1". If "D/F" does not receive timely notice from "OCB" of its exercise of the option period, then the terms after termination shall apply.

            (d) Should "OCB" fail to meet its "PO" in "OP1" or "OP2" for two (2) consecutive years, "D/F" shall have the right to terminate its exclusive agreement with "OCB" or if "OCB" fails to meet at least forty-five (45%) percent of the "PO" in the first year of each of the aforementioned two year periods, "D/F" has the right to terminate this agreement at that time.

            In the event that "D/F" products, which represented a significant portion of the "OCB" sales figures, become unavailable for sale to "OCB", the "PO" will be revised to reflect the loss of those items. The revised "PO" will be mutually decided upon by "OCB" and "D/F". As used herein, "D/F" products means all past and present products "D/F" is marketing and products that "D/F" markets in the future, and for which "D/F" has the


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            right to grant "OCB" co-packing rights, during the life of this agreement.

2. During the time this agreement is in effect between "OCB" and "D/F", "D/F" will not manufacture or have manufactured any Single Serve packaging of their past, current or future products for the "SSCD" without the expressed written consent of "OCB". Notwithstanding the above, it is further agreed, that in the event "OCB" is unable to ship acceptable products and/or competitively priced to comparable products fill orders within the normally acceptable industry time limits (which should not exceed two (2) weeks from the receipt of the order) on a consistent basis, that this section (#2), by mutual agreement between "OCB" and "D/F" shall become void. "Acceptable time limits" means twenty (20) working days delay in shipping orders from the date of receipt of the order. If "OCB" is diligently seeking to cure the delay, "OCB" shall have twenty-five (25) working days delay as "acceptable time limits". Should either party find it necessary to exercise this section, such exercise will pertain only to the product(s) in question.

3. "D/F" shall provide and own the formulations (i.e. the commercial recipe) provided to "OCB" for the "D/F" products "OCB" chooses to make available to the "SSCD", and "OCB shall not use those formulations to manufacture or have


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

      manufactured products for any party other than "D/F". If those formulations are modified by either "OCB" or the co- packer chosen by "OCB", "D/F" shall first approve such modified formulations before any product is shipped to customers. "OCB" shall keep all said formulations strictly confidential, except for current co-packers or prospective co-packers who will be required to sign an "OCB" confidentiality agreement, sample annexed as Schedule 2, which "OCB" shall also enforce for the benefit of "D/F" for any violation of "D/F's" material, before the formulation is disclosed to them. In the event that "OCB" and "D/F" shall terminate this agreement at any point in the future, the aforementioned formulations shall remain confidential, not to be disclosed or used by "OCB" or its co-packers.

4. "OCB" in its capacity as exclusive agent for "D/F" Products in the "SSCD", will have the sole authority in determining the following, including but not limited to, co-packer, raw materials, packaging materials, packaging suppliers, warehouse location (if applicable), modes of transportation, carrier selection, brokerage force, and salespeople. This section does not preclude the right of "D/F" to approve the product quality, approval of "OCB" formula used by the maker of product, final packaging for trademark use, labeling, structure, or legal language that "OCB" will use in its products for the "SSCD". Any changes however must be within


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      the capabilities of the chosen "OCB" suppliers, provided that those capabilities are normal and customary in the industry, not withstanding this, "D/F" must approve the final packaging as specified above.

5. "OCB" will have the right to use all current and future products of "D/F"; however, "OCB" will be the final authority in deciding which of those products are made available for the "SSCD". "OCB" solicits, welcomes and respects all input from "D/F" regarding their items. By the second year, Frookie products must also be utilized in the "SSCD".

6. "D/F" will purchase only first quality products from the "OCB" co-packer manufactured for the "SSCD" trade and sell said products to "OCB". "D/F" will upcharge "OCB" .0075 cents per unit (one (1) unit = any product intended for the normal "SSCD") which will be reflected in the price charged to "OCB". It is further agreed that "OCB" will pay to "D/F" all royalty due the individual "licensors" for the additional "SSCD" items being made available for sale. This royalty shall be based on the documentation given to "OCB" of the agreement held by "D/F" with the individual "licensees". This royalty will be based on the "D/F" selling price to "OCB". See, Schedule 3.


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            (a)   "OCB" co-packers will not allow any products other than first quality goods to leave its manufacturing facility for any reason.

            (b) "D/F" may purchase from "OCB" selected products for the "SSCD". "D/F's" costs will be "OCB's" costs + no more than five (5%) percent.

7. "D/F" will pay all "OCB" co-packers within their terms of payment unless a prior agreement has been reached with the co-packer and "OCB". "D/F" will offer the same discount terms of sale to "OCB" that the "OCB" co-packer offers to "D/F", these terms shall result in an equal amount to both parties. In the event "D/F" does not adhere to the terms of the co-packer invoice or prior payment arrangements, "OCB"shall have the right, upon "OCB" giving notice to "D/F", to pay the invoice directly to the co-packer with the obligated upcharge paid directly to "D/F".

            (a) It is further agreed that all contact with the "OCB" co-packers will be made through "OCB". Access by Randye Worth in her capacity as R&D for "D/F" or her assistant or access contractually obligated to by "D/F" are not covered by this prohibition. Access to co-packer's facility is strictly at their discretion. All visits are to


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            be coordinated through "OCB" which will act in a prompt manner.

8. "D/F" acknowledges that in the course of doing business in the "SSCD" market and by using brokerage firms designated by "OCB", "D/F" may have an opportunity to sell goods in the retail trade, that is, products not controlled by "OCB" and which are readily available by "D/F" in their normal course of business. These goods will be sold to "OCB" at a mutually acceptable price or on a commission basis.

            (a) Only brokerage commission costs on these goods will be assumed by "OCB".

            (b) All other costs, i.e. freight, promotions, discounts, allowances, etc. will be the responsibility of "D/F" should they choose to accept the order.

9. This agreement shall become effective on the date first set forth above and shall terminate, where applicable, upon any party's receipt of written notice of termination sent by the other party, if sent by fax, will be receipt of the fax with confirmation by mail. Termination may only occur within the confines of this agreement. Any notice of termination shall


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

      be sent to the address of the respective party set forth herein:

      To the attention of Jeffrey Kaufman for Old Colony Baking Company, Inc. or Richard and Randye Worth for The Delicious Frookie Company, Inc.

            Old Colony Baking Co.         The Delicious Frookie Company, Inc.
            Box 1461                      1497 Rail Head Blvd.
            Northbrook, IL. 60065-1461    Suite #2
            Fax:  (847) 498-5858          Naples, FL. 34110
                                          Fax:  (941) 591-4327

      Copies are to be sent to Howard Miskin, attorney for "D/F" and Stephen Cohen attorney for "OCB".

            Stephen Cohen                 Howard Miskin
            Marks, Marks and Kaplan       Stroll, Miskin, Previto and Hoffman
            120 No. LaSalle St.           350 5th Ave.
            Suite 3200                    Suite 6110
            Chicago, IL. 60602            New York, NY. 10118
            Fax:  (312) 332-2952          Fax:  (212) 268-0904

      Any party may change its address or fax number at any time by written notice to the other parties as set forth above.

10. During the term of this agreement, or for a period of two (2) years after, either termination by "OCB" or termination by "D/F" for cause, "OCB" will not contact or take license with any past (any previous association of more than twelve


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

      (12) months old is excluded from this provision) or present "D/F" licensor, or supply product to such licensor except through or for "D/F". "OCB" further agrees that, if it should contact any prospective licensor with regard to a business relationship, it will do so as an agent for "D/F" within the same framework that exists or had existed (i.e.,"D/F" being the license holder with "OCB" as exclusive agent for the "SSCD"). So as not to confuse any prospective licensor, "OCB" will advise "D/F" of any intent to contact any such licensor before initial is made. In the event that "OCB" is responsible for adding a licensor to "D/F", the terms of this agreement in regard to the upcharge may not necessarily apply, i.e., that particular licensor's upcharge may be negotiated separately by mutual agreement between "OCB" and "D/F".

11. In the unlikely event that an interpretation of this agreement or specific sections of this agreement that refer to "mutual decisions" are not resolved on a mutual basis by "OCB" and "D/F", they shall be referred to an independent arbitrator for his/her final and binding decision. This arbitrator shall be mutually selected by the attorneys identified in paragraph 9 above of this agreement, and shall take place in Chicago, Illinois. Should the attorneys find themselves unable to agree on an arbitrator, the matter


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

      shall be submitted to the American Arbitration Association pursuant to its Commercial Rules.

12. "OCB" agrees that products for the "SSCD" shall be manufactured, packaged, stored, distributed and marketed in accordance with all applicable Federal, state and/or local laws and regulations. "OCB" further agrees that all facilities utilized to manufacture, package or store "D/F" products for the "SSCD" shall be maintained in accordance with all applicable Federal, state and/or local laws and regulations.

13. "OCB" agrees that products for the "SSCD" shall be manufactured and packaged in strict accordance with "OCB's approved formulas and product specifications and quality specifications as per samples approved by "D/F" prior to initial manufacture. "OCB" further agrees to provide "D/F" with samples (in reasonable quantities) of all products for the "SSCD" upon request from "D/F".

14. "OCB" warrants that products for the "SSCD" as of the date of shipment, shall not be adulterated or misbranded within the meaning of any local, state or Federal law, regulation, ordinance, rule or procedures and shall not be a product which may not be sold in interstate commerce pursuant to the Food, Drug and Cosmetic Act, as amended.


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15.   This agreement may be terminated by either party in the event of breach by one party of an obligation hereunder unless such breach is cured within thirty (30) days of written notice of the alleged breach by the other party.

16. This agreement may also be terminated by either party, forthwith, if the other party becomes insolvent, commits an act of bankruptcy, makes an assignment for the benefit of creditors, or if a receiver or receiver manager is appointed for the other party or over any of its assets, or if any proceeding in bankruptcy, receivership, winding-up or liquidation is initiated in respect of the other party, or if the other party ceases to carry on business.

17. This document constitutes the entire agreement between the parties, supersedes any prior agreements both oral and written, regarding this subject matter, and shall not be modified except by a writing executed by the parties hereto.

18. This agreement shall inure to the benefit of and shall be binding upon the parties hereto and their successors.

Please indicate your assent of this agreement by signing where indicated and returning one (1) copy and retaining one (1) copy.


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

The Delicious Frookie Company, Inc.


By:   /s/ Richard Worth


Its:  Pres.


Date: 5/7/97


Old Colony Baking Company, Inc.


By:   /s/ Illegible


Its:  President

Date: 5/7/97


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

                                                                      Schedule 1

                        OLD COLONY BAKING COMPANY., INC.

                             PERFORMANCE OBJECTIVES

(As Related to Sales for the Delicious Frookie Company)

-------------------------------------------------------------------------------
                                 Year 1            Year 2           Year 3
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Projected D/F Sales          $1,200,000       $1,300,000        $1,350,000
-------------------------------------------------------------------------------
                                 Minimum          Minimum           Minimum
                               Dollars D/F      Dollars D/F         Dollars
                                  will              will           D/F will
                                 realize          realize           realize
Performance Objectives           $15,000          $42,000           $84,000
-------------------------------------------------------------------------------

      NOTES:

1. The Delicious Frookie Co. will upcharge Old Colony .0075 cents per unit manufactured. 1 Unit=any product intended for the normal Single Serve Channel of Distribution

      EXAMPLE

      If the invoice from the co-packer to Delicious/Frookie is for 2500 cs. (packed 48 ct.), Delicious/Frookie would upcharge the invoice to Old Colony by $900.00 (2500x48=90,000 Units x .0075 = $900.00

                                                                      Schedule 2

                         OLD COLONY BAKING COMPANY, INC.

Box 1461                                                 Illinois (847) 498-9922
Northbrook, Illinois 60065-1461 E-mail: ocolony@aol.com  Fax:     (847) 498-5858
================================================================================

___________ This initial of the signatory on page two indicates that they are aware that the term "BAKER" on this page refers to the company which they represent and are signing for.

In accordance with our previous discussions, Old Colony Baking Co., Inc. ("OCB") is interested in working with you in connection with the development and manufacture of specific products determined by "OCB". "OCB" shall provide and own the formulas (i.e. the commercial recipe) of such products, including any improvements jointly made to such formulations and "BAKER" shall not manufacturer products with the formulations for any party other than "OCB", nor disclose the formulations to any party other party without the expressed written consent of "OCB".

During the course of your activities, either party may become exposed to information, materials or data that the other party considers secret and confidential ("Confidential Information").

The parties agree that they shall: 1) maintain the Confidential Information of the other in strict confidence and 2) not use the Confidential Information of the other party, howsoever obtained, for its own benefit or disclose it to third parties. This confidentiality obligation shall remain in effect for a period two
(2) years from the date hereof if no agreement was reached between the two parties, or a period of two (2) years from the date after the last occurrence the two parties engaged in business. All printed formulations of any manner shall be immediately destroyed; however, given the fact that one can not erase one's memory, they will continue to be held in the strictest of confidence intending for them never to be disclosed. Termination of this agreement shall not terminate these confidentiality obligations.

This agreement shall not apply to any information, verbal or written, which was in the possession of the party receiving the information prior to the time of disclosure, in the public domain prior to the disclosure or becomes part of the public domain not due to any unauthorized act or omission on the part of the party receiving the information.

Disclosure within its own organization of Confidential Information by the party receiving information hereunder shall be made on a need to know basis and shall be treated in the same manner that the receiving


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

      Old Colony Baking Company Inc.                                    Page Two
      ==========================================================================

party treats its own confidential information. In any event, formulations issued to company personnel shall be issued a control number and its location shall always be known to the signatory of this document.

Confidential Information shall include, but is not limited to: (a) information that "BAKER" may acquire through observation or be furnished with regarding "OCB" products; (b) the fact that the parties have had or are having discussions regarding the development of "OCB" products.

This agreement shall become effective on the date first set forth above and shall terminate upon any party's receipt of written notice of termination sent by the other party or upon the execution by the parties of a co-pack agreement. Any notice of termination shall be sent to the address of the respective party set forth herein, to the attention of Jeffrey Kaufman for Old Colony Baking Co.,
Inc. or                  for                   Co. The parties further
acknowledge that neither party is under obligation to enter into further agreement or commercial relationship. Please indicate your assent hereby signing, dating and returning the enclosed duplicate of this agreement to me.


Sincerely,


Old Colony Baking Company, Inc.


By:
    ------------------------------------

Its:
    ------------------------------------

AGREED TO:


                  Company, Inc.


By:
    ------------------------------------

Its:
    ------------------------------------


Date:
    ------------------------------------


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

                                   Schedule 3

                       Delicious Frookie Licensing Program

================================================================================
     Licensed Trademarks                      Royalty
     -------------------                      -------
--------------------------------------------------------------------------------
Butterfinger &                 2% of net sales
Raisinets
--------------------------------------------------------------------------------
Chiquita                       5% of net sales, less returns refunded
--------------------------------------------------------------------------------
Chiquita                       3% of net sales
--------------------------------------------------------------------------------
Chuck E. Cheese                4% of first $3.5M of net sales & 3%
                               thereafter
--------------------------------------------------------------------------------
Eskimo Pie                     3.5% of net wholesale sales
--------------------------------------------------------------------------------
Land O'Lakes                   3% of net sales
--------------------------------------------------------------------------------
Musselman's                    2%
--------------------------------------------------------------------------------
Ringling Bros                  4% of first $3.5M of net sales & 3%
                               thereafter
--------------------------------------------------------------------------------
Skippy                         5% net sales + 2% net sales (as amended
                               12/7/92)
================================================================================


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